UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report: August 6, 2003

(Date of earliest event reported)

INTERWOVEN, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-27389	77-0523543
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

803 11th Avenue, Sunnyvale, CA	94089
(Address of principal executive offices)	(Zip Code)

(408) 774-2000

(Registrant’s telephone number, including area code)

Item 5. OTHER INFORMATION.

On August 6, 2003, Interwoven, Inc. (“Interwoven”) announced that it had entered into an Agreement and Plan of Merger (the “Merger Agreement”) dated as of August 6, 2003, by and among Interwoven, iManage, Inc. (“iManage”) and Mahogany Acquisition Corporation, a wholly-owned subsidiary of Interwoven (“Merger Sub”). Pursuant to the Merger Agreement, among other things, iManage will be merged with and into Merger Sub, with Merger Sub to survive the merger (the “Merger”). The consummation of the Merger is contingent upon approval and adoption of the Merger Agreement and approval of the Merger by the stockholders of iManage, approval of the issuance of shares of Interwoven common stock to be issued in the Merger by the stockholders of Interwoven, regulatory approvals and other customary closing conditions set forth in the Merger Agreement. If this transaction is completed, each share of iManage common stock will be converted into the right to receive 2.0943 shares of Interwoven common stock (the “Exchange Ratio”) and $1.20 in cash, without interest. In addition, each outstanding option to purchase shares of iManage common stock will be assumed by Interwoven and converted into an option to purchase shares of Interwoven common stock, in a number and at an exercise price appropriately adjusted to reflect a modified version of the Exchange Ratio, which equals 2.0943 plus the fraction of (a) $1.20 divided by (b) the 5-day trailing average of the closing price of Interwoven common stock as reported on the NASDAQ National Market as of the trading day immediately preceding the date on which the transaction is completed. Interwoven and iManage have received fairness opinions from their respective financial advisors in connection with the proposed Merger.

Except with respect to the cash consideration to be paid to iManage stockholders in the transaction, for which these stockholders will recognize a gain or loss for U.S. federal income tax purposes, the Merger is intended to qualify as a tax-free reorganization under Section 368 of the Internal Revenue Code of 1986, as amended.

In connection with the execution of the Merger Agreement, certain stockholders of Interwoven and iManage have entered into voting agreements with iManage and Interwoven, respectively. The voting agreements with iManage provide that certain stockholders will vote their shares of Interwoven common stock in favor of the issuance of Interwoven common stock pursuant to the Merger. The voting agreements with Interwoven provide that certain stockholders will vote their shares of iManage common stock in favor of approval and adoption of the Merger Agreement and approval of the Merger.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Merger Agreement, which is filed as Exhibit 2.01 hereto and is incorporated herein by reference.

On August 6, 2003, Interwoven and iManage issued a joint press release announcing the transaction. The joint press release is attached as Exhibit 99.01 hereto and is incorporated by reference.

Item 7. FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits

2.01	Merger Agreement dated August 6, 2003, by and among Interwoven, Inc., iManage, Inc. and Mahogany Acquisition Corporation.

99.01	Joint press release of Interwoven, Inc. and iManage, Inc., issued on August 6, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERWOVEN, INC. (Registrant)

Date: August 8, 2003	By:	/s/ DAVID M. ALLEN
David M. Allen Senior Vice President and Chief Financial Officer

Exhibit Index

2.01	Merger Agreement dated August 6, 2003, by and among Interwoven, Inc., iManage, Inc. and Mahogany Acquisition Corporation.

99.01	Joint press release of Interwoven, Inc. and iManage, Inc., issued on August 6, 2003